EXHIBIT A


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                                    EXHIBIT A

                             CORPORATION RESOLUTIONS


         I, HENRY GILCHRIST, do hereby certify that I am the duly elected and qualified Secretary of Kirby Corporation, a Nevada corporation (the "Company"), and that the following is a true and correct copy of certain resolutions duly adopted at a meeting of the Board of Directors thereof, convened and held in accordance with the law and the Bylaws of said Company on July 16, 1996, and that such resolutions are now in full force and effect:

         WHEREAS, the Company's common stock, $0.10 par value (the "Common Stock") is currently listed and trading on the American Stock Exchange ("AMEX"); and

         WHEREAS, the Company desires to broaden the trading base for its Common Stock, desires to make the Common Stock available to additional institutional investors, desires to afford the greatest liquidity for its stockholders, desires to enhance the execution of block trades, desires to enhance the visibility of the Corporation in the financial community and desires a presence on the Stock Exchange on which shares of corporations of similar size and financial strength are traded; and

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to list the Common Stock and cause it to be admitted to trading on the New York Stock Exchange ("NYSE").

         NOW, THEREFORE, BE IT RESOLVED, that all officers of the Company be and each hereby is authorized and directed to take, or cause to be taken, all actions necessary or advisable to effect the listing and trading of the Common Stock on NYSE, including the preparation, execution and filing of all necessary applications, documents, forms and agreements with NYSE and the Securities and Exchange Commission (the "SEC"), the payment by the Company of filing, listing or application fees, the preparation of temporary and permanent certificates for the Common Stock, and the appearance of any such officer before NYSE officers.

         RESOLVED FURTHER, that, in order to avoid the direct and indirect costs and the division of the market resulting from dual listing on AMEX and NYSE, all officers of the Company be and each hereby is authorized and directed to take or cause to be taken all actions necessary or advisable to delist and suspend the trading of the Common Stock on AMEX upon the admission of the Common Stock to trading on NYSE, including the preparation, execution and delivery of applications, documents, forms and agreement with AMEX and the SEC.


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         RESOLVED FURTHER,  that the transfer agent and registrar for the Common
         Stock continue to be Boston EquiServe (Bank of Boston) or other transfer agent and registrar designated by the Company and approved by NYSE.

         RESOLVED FURTHER, that all officers of the Company be and each hereby is authorized from time to time to do, or cause to be done, all such other acts and things and to execute and deliver all such instruments and documents, as each such officer shall deem necessary or appropriate to cause the Company to become listed and admitted to trading on NYSE and, upon such admission to trading, to cause the Company to be delisted on AMEX and otherwise to carry out the purpose and intent of the foregoing resolutions.

         RESOLVED FURTHER, that all actions taken and expenses incurred by any officer or director heretofore in furtherance of any of the actions authorized by the foregoing resolutions hereby are expressly ratified, confirmed, adopted and approved.

         IN WITNESS WHEREOF, I have affixed my name as Secretary and have caused the corporate seal of said Company to be hereunto affixed, this 23rd day of October, 1996.


(Seal)                                                /s/   Henry Gilchrist
                                                      Henry Gilchrist, Secretary



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